As filed with the Securities and Exchange Commission on October 9, 2003

Registration No. 333-

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM S-8

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

VIROPHARMA INCORPORATED

(Exact name of registrant as specified in its charter)

Delaware	23-2789550
(State or other jurisdiction of incorporation)	(I.R.S employer Identification No.)

ViroPharma Incorporated

405 Eagleview Boulevard

Exton, Pennsylvania 19341

(Address of Principal Executive Offices)

ViroPharma Incorporated 2001 Equity Incentive Plan,

ViroPharma Incorporated Stock Option and Restricted Share Plan, and

ViroPharma Incorporated 2000 Employee Stock Purchase Plan

(Full title of the Plans)

MICHEL DE ROSEN

President and Chief Executive Officer

ViroPharma Incorporated

405 Eagleview Boulevard

Exton, Pennsylvania 19341

(Name and Address of Agent for Service)

(610) 458-7300

(Telephone number, including area code of agent for service)

Copies of Communications to:

Thomas F. Doyle, Esquire ViroPharma Incorporated 405 Eagleview Boulevard Exton, Pennsylvania 19341	Jeffrey P. Libson, Esquire Pepper Hamilton LLP 400 Berwyn Park, 899 Cassatt Road Berwyn, Pennsylvania 19312

CALCULATION OF REGISTRATION FEE

For ViroPharma Incorporated Stock Option and Restricted Share Plan and

ViroPharma Incorporated 2001 Equity Incentive Plan

Title of Securities to Be Registered	Amount to Be Registered(1)	Proposed Maximum Offering Price Per Share(3)	Proposed Maximum Aggregate Offering Price(3)	Amount of Registration Fee(3)

Common Stock, par value $0.002 per share(2)	750,000	$ 2.80	$2,100,000	$170

	500,000	$12.41	$6,205,000	$502

	300,000	$ 2.80	$ 840,000	$ 68

Total	1,550,000(4)	—	$9,145,000	$740

(1)	Pursuant to Rule 416(b) under the Securities Act of 1933, this registration statement also covers such additional shares as may hereinafter be offered or issued to prevent dilution resulting from stock splits, stock dividends, recapitalization or certain other capital adjustments.
(2)	Includes rights to purchase ViroPharma Incorporated Series A Junior Participating Preferred Stock, or Rights. Prior to the occurrence of certain events, the Rights will not be exercisable or evidenced separately from ViroPharma Incorporated common stock.
(3)	Estimated solely for the purposes of calculating the registration fee pursuant to Rule 457(c) and (h) of the Securities Act of 1933, as amended, on the basis of the average of the high and the low sales price per share of the Common Stock of ViroPharma Incorporated on October 6, 2003 as reported by the Nasdaq National Market.
(4)	Represents 750,000 additional shares of Common Stock subject to future grants under the ViroPharma Incorporated Stock Option and Restricted Share Plan, 500,000 shares of Common Stock subject to future grants under the ViroPharma Incorporated 2001 Equity Incentive Plan and 300,000 shares of Common Stock subject to future grants under the ViroPharma Incorporated 2000 Employee Stock Purchase Plan (collectively, the “Plans”).

ViroPharma Incorporated Stock Option and Restricted Share Plan,

ViroPharma Incorporated 2001 Equity Incentive Plan and

ViroPharma Incorporated 2000 Employee Stock Purchase Plan

PART I

INFORMATION REQUIRED IN THE SECTION 10(a) PROSPECTUS

The documents containing the information specified in Part I of Form S-8 will be sent or given to participants in the Plans as specified by Rule 428(b)(1) of the Securities Act. Such documents are not being filed with the Securities and Exchange Commission (the “Commission”), but constitute, along with the documents incorporated by reference into this registration statement, a prospectus that meets the requirements of Section 10(a) of the Securities Act.

PART II

INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Explanatory Note

This registration statement on Form S-8 relates, in part, to the registration of an additional 1,550,000 shares of the Registrant’s common stock, par value $0.002 per share, including: (i) 750,000 shares which are securities of the same class and relate to the same employee benefit plan, the ViroPharma Incorporated Stock Option and Restricted Share Plan, as amended and restated, as those shares registered in the Registrant’s registration statements on Form S-8, previously filed with the Commission on August 22, 1997, August 7, 1998, June 1, 2000 and October 29, 2001 (Registration Nos. 333-34129, 333-60951, 333-38256 and 333-72432 respectively), which are hereby incorporated by reference; and (ii) 300,000 shares which are securities of the same class and relate to the same employee benefit plan, the ViroPharma Incorporated 2000 Employee Stock Purchase Plan, as amended and restated, as those shares registered in the Registrant’s registration statement on Form S-8, previously filed with the Commission on May 31, 2000 (Registration Nos. 333-38248), which is hereby incorporated by reference. This registration statement on Form S-8 also relates, in part, to the registration of 500,000 shares of Common Stock subject to future grants under the ViroPharma Incorporated 2001 Equity Incentive Plan.

Item 3.	Incorporation of Certain Documents by Reference.

The following documents which have been filed by ViroPharma Incorporated (the “Registrant”) with the Commission are incorporated by reference into this registration statement:

1. Our Annual Report on Form 10-K for the fiscal year ended December 31, 2002, as filed with the Commission on March 21, 2003;

2. Our Proxy Statement on Schedule 14A filed on March 27, 2003;

3. Our Quarterly Report on Form 10-Q for the fiscal quarter ended March 31, 2003, as filed with the Commission on May 12, 2003;

4. Our Quarterly Report on Form 10-Q for the fiscal quarter ended June 30, 2003, as filed with the Commission on August 14, 2003;

5. Our Current Reports on Form 8-K filed with the Commission on January 3, 2003,

February 24, 2003, February 27, 2003, March 25, 2003, May 8, 2003; May 9, 2003; July 1, 2003; July 16, 2003; July 31, 2003; August 1, 2003; August 12, 2003; August 15, 2003 and October 2, 2003;

6. The description of our common stock contained in the Registration Statement on Form 8-A filed with the Commission on November 8, 1996; and

7. The description of rights to purchase preferred shares contained in the Registration Statement on Form 8-A filed with the Commission on September 21, 1998.

All documents filed by the Registrant or the Plans pursuant to Section 13(a), 13(c), 14 and 15(d) of the Exchange Act after the date hereof and prior to the filing of a post effective amendment which indicates that all securities offered pursuant to this registration statement have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference herein and to be a part hereof from the date of filing of such documents.

Item 4.	Description of Securities.

Not applicable.

Item 5.	Interests of Named Experts and Counsel.

Not applicable.

Item 6.	Indemnification of Directors and Officers.

Section 145 of the Delaware General Corporation Law (“Section 145”) permits a corporation to indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative, by reason of the fact that he is or was a director, officer or agent of the corporation or another enterprise if serving at the request of the corporation. Depending on the character of the proceeding, a corporation may indemnify against expenses (including attorneys’ fees), judgments, fines and amounts paid in settlement actually and reasonably incurred in connection with such action, suit or proceeding if the person indemnified acted in good faith and, in respect to any criminal action or proceeding, had no reasonable cause to believe his conduct was unlawful. In the case of an action by or in the right of the corporation, no indemnification may be made with respect to any claim, issue or matter as to which such person shall have been adjudged to be liable to the corporation unless and only to the extent that the Court of Chancery or the court in which such action or suit was brought shall determine that, despite the adjudication of liability, such person is fairly and reasonably entitled to indemnity for such expenses which the court shall deem proper. Section 145 further provides that to the extent a director, officer, employee or agent of a corporation has been successful in the defense of any action, suit or proceeding referred to above, or in the defense of any claim, issue or matter therein, he shall be indemnified against expenses (including attorneys’ fees) actually and reasonably incurred by him in connection therewith.

The Certificate of Incorporation of the Registrant limits the personal liability of directors to the Registrant or any of its stockholders for monetary damages for breach of fiduciary duty as a director, provided, however, that this limitation does not apply to any liability of a director (i) for any breach of the director’s duty of loyalty to the Registrant or its stockholders, (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) under Section 174 of Title 8 of the General Corporation Law of Delaware, or (iv) for any transaction from which the director derived an improper personal benefit.

Section 6.4 of the Registrant’s By-laws provides for the indemnification, to the full extent authorized by law, of any person made, or threatened to be made, a party to an action or proceeding, whether criminal, civil, administrative or investigative, by reason of the fact that such person, his testator or intestate, is or was a director, officer or employee of ViroPharma or any predecessor of the Registrant, or serves or served any other enterprise as a director, officer or employee at the request of the Registrant or any predecessor of the Registrant.

We have also entered into indemnity agreements with each of our directors and officers. These agreements may require us, among other things, to indemnify such directors and officers against certain liabilities that may arise by reason of their status or service as directors or officers, as the case may be, to advance expenses to them as they are incurred, provided that they undertake to repay the amount advanced if it is ultimately determined by a court that they are not entitled to indemnification and to obtain directors’ and officers’ liability insurance if available on reasonable terms.

Item 7.	Exemption from Registration Claimed.

Not applicable.

Item 8.	Exhibits.

The exhibit list reads in its entirety as follows:

Exhibit No.	Description
5*	Opinion of Pepper Hamilton LLP
23.1*	Consent of KPMG LLP
23.2	Consent of Pepper Hamilton LLP (included in its opinion filed as Exhibit 5 hereto)
24	Power of Attorney (included on the Signature Page of this registration statement)
99.1	ViroPharma Incorporated Stock Option and Restricted Share Plan, as amended and restated on February 7, 2002 (1) (Exhibit 10.31)
99.2	ViroPharma Incorporated 2001 Equity Incentive Plan (1) (Exhibit 10.33)
99.3	ViroPharma Incorporated 2000 Employee Stock Purchase Plan, as amended and restated (2) (Annex B)

*	filed herewith
(1)	Filed as an Exhibit to Registrant’s Form 10-K for the year ended December 31, 2001.
(2)	Filed as an Exhibit to Registrant’s Proxy Statement filed with the SEC on March 27, 2003.

Item 9.	Undertakings

The undersigned Registrant hereby undertakes:

(1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

(i) To include any prospectus required by section 10(a)(3) of the Securities Act of 1933;

(ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement;

(iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement.

Provided, however, that paragraph (1)(i) and 1(ii) above do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed by the Registrant pursuant to section 13 or section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement.

(2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3) To remove from registration by means of a post-effective amendment any of the securities being registered, which remain unsold at the termination of the offering.

The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the Registrant’s annual report pursuant to section 13(a) or section 15(d) of the Securities Exchange Act of 1934 that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission, such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized in Exton, Pennsylvania on October 9, 2003.

VIROPHARMA INCORPORATED

By:	/s/ MICHEL DE ROSEN

Michel de Rosen President and Chief Executive Officer

POWER OF ATTORNEY

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

Each person in so signing also makes, constitutes and appoints Michel de Rosen and Vincent J. Milano, and each of them acting alone, his or her true and lawful attorney-in-fact and agent with full power of substitution, to execute and cause to be filed with the Securities and Exchange Commission, pursuant to the requirements of the Securities Act of 1933, as amended, any and all amendments and post-effective amendments to this registration statement, with exhibits thereto and other documents in connection therewith, and hereby ratifies and confirms all that said attorneys-in-fact or his or her substitute or substitutes, may do or cause to be done by virtue hereof.

Signature	Title	Date

/s/ MICHEL DE ROSEN Michel de Rosen	President and Chief Executive Officer (Principal Executive Officer) and Chairman of the Board of Directors	October 9, 2003

/s/ Vincent J. Milano Vincent J. Milano	Vice President, Chief Financial Officer and Treasurer (Principal Financial and Accounting Officer)	October 9, 2003

/s/ Claude H. Nash, Ph.D Claude H. Nash, Ph.D	Director	October 9, 2003

/s/ Paul A. Brooke Paul A. Brooke	Director	October 9, 2003

/s/ Frank Baldino, Jr., Ph.D. Frank Baldino, Jr., Ph.D.	Director	October 9, 2003

/s/ Robert J. Glaser Robert J. Glaser	Director	October 9, 2003

EXHIBIT INDEX

Exhibit No.	Description

5*	Opinion of Pepper Hamilton LLP

23.1*	Consent of KPMG LLP

23.2	Consent of Pepper Hamilton LLP (included in its opinion filed as Exhibit 5 hereto)

24	Power of Attorney (included on the Signature Page of this registration statement)

99.1	ViroPharma Incorporated Stock Option and Restricted Share Plan, as amended and restated on February 7, 2002 (1) (Exhibit 10.31)

99.2	ViroPharma Incorporated 2001 Equity Incentive Plan (1) (Exhibit 10.33)

99.3	ViroPharma Incorporated 2000 Employee Stock Purchase Plan, as amended and restated (2) (Annex B)

*	filed herewith

(1)	Filed as an Exhibit to Registrant’s Form 10-K for the year ended December 31, 2001.

(2)	Filed as an Exhibit to Registrant’s Proxy Statement filed with the SEC on March 27, 2003.